Unitil Energy Systems, Inc.
                                          CONDENSED BALANCE SHEETS (000's)
                                               As of June 30, 2002
                                                    (UNAUDITED)

(000's Except Par Value and Stock Shares Data)

                                                Proforma
                                              Unitil Energy               Exeter and Hampton              Concord
                                              Systems, Inc.                Electric Company           Electric Company
ASSETS:                                        (UNAUDITED)                    (UNAUDITED)                (UNAUDITED)
                                                June 30,                        June 30,                  June 30,
                                          ---------------------          ---------------------     ----------------------
                                             2002       2001                2002       2001            2002       2001
                                          ---------------------          ---------------------     ----------------------

Utility Plant                             $ 122,544  $ 116,860           $  67,742  $  64,161      $  54,802   $  52,699

Less: Accumulated Depreciation               41,906     40,175              24,521     23,495         17,385      16,680
                                          ---------------------          ---------------------     ----------------------
    Net Utility Plant                        80,638     76,685              43,221     40,666         37,417      36,019
                                          ---------------------          ---------------------     ----------------------


Other Property and Investments                   25         25                   1          1             24          24
                                          ---------------------          ---------------------     ----------------------


Current Assets:
  Cash                                          479      4,561                 204      1,937            275       2,624
  Accounts Receivable -- Less
    Allowance for Doubtful Accounts
    of $103 and $131.                         7,284     10,063               3,829      4,922          3,455       5,141
  Due from Affiliates                           159        111                  89         97             70          14
  Materials and Supplies                        521        605                 252        254            269         351
  Prepayments                                   450        604                 110        305            340         299
  Accrued Revenue                               (44)       580                 180        455           (224)        125
                                          ---------------------          ---------------------     ----------------------
       Total Current Assets                   8,849     16,524               4,664      7,970          4,185       8,554
                                          ---------------------          ---------------------     ----------------------



Noncurrent Assets:
Regulatory Assets                            11,395     12,135               5,901      6,285          5,494       5,850
Debt Issuance Costs                             996        975                 454        447            542         528
Prepaid Pension Costs                         8,254      7,749               4,600      4,370          3,654       3,379
Other Noncurrent Assets                       1,890        828                 916        603            974         225
                                          ---------------------          ---------------------     ----------------------
       Total Noncurrent Assets               22,535     21,687              11,871     11,705         10,664       9,982
                                          ---------------------          ---------------------     ----------------------
        TOTAL                             $ 112,047  $ 114,921           $  59,757  $  60,342      $  52,290   $  54,579
                                          =====================          =====================     ======================

                                             Unitil Energy Systems, Inc.
                                           CONDENSED BALANCE SHEETS (000's)
                                                 As of June 30, 2002
                                                     (UNAUDITED)

(000's Except Par Value and Stock Shares Data)

                                                            Proforma
                                                          Unitil Energy               Exeter and Hampton           Concord
                                                          Systems, Inc.                Electric Company        Electric Company
CAPITALIZATION AND LIABILITIES:                            (UNAUDITED)                    (UNAUDITED)             (UNAUDITED)
                                                            June 30,                       June 30,                June 30,
                                                      ---------------------          -------------------     -------------------
                                                         2002      2001                2002      2001           2002     2001
                                                      ---------------------          -------------------     -------------------

Capitalization:
  Common Stock Equity:
    Common Stock, No Par Value
      Authorized - 550,000 shares
      Outstanding - 326,745 shares                    $   2,442  $   2,442           $    975  $    975      $  1,467  $  1,467
    Premium on Common Stock                               1,006      1,006              1,006     1,006             0         0
    Miscellaneous Paid-in-Capital                         2,500      2,500              1,250     1,250         1,250     1,250
    Capital Stock Expense                                  (129)      (129)               (89)      (89)          (40)      (40)
    Retained Earnings                                    22,592     21,766             11,448    11,088        11,144    10,678
                                                      ---------------------          -------------------     -------------------
            Total Common Stock Equity                    28,411     27,585             14,590    14,230        13,821    13,355
                                                      ---------------------          -------------------     -------------------

  Non-Redeemable Preferred Stock:
    Non-Cumulative Preferred Stock, $100 par value
       Authorized  - 2,250 shares
    6% Series Outstanding -  2,250 shares                   225        225                  0         0           225       225
                                                      ---------------------          -------------------     -------------------

  Redeemable Preferred Stock:
    Cumulative Preferred Stock, $100 par value
       Authorized - 5,000 shares
    8.70% Series Outstanding -  2,150 shares                215        215                  0         0           215       215

  Redeemable Preferred Stock:
    Cumulative Preferred Stock, $100 par value
       Authorized - 25,000 shares
    5% Series Outstanding - 840 and 910 shares               84         91                 84        91             0         0
    6% Series Outstanding -  1,680 shares                   168        168                168       168             0         0
    8.75% Series Outstanding -  3,331 shares                333        333                333       333             0         0
    8.25% Series Outstanding -  3,853 shares                385        385                385       385             0         0
                                                      ---------------------          ----------------------    -----------------

        Total Redeemable Preferred Stock                    970        977                970       977             0         0
                                                      ---------------------          ----------------------    -----------------
  Long-term Debt, Less Current Portion                   50,000     50,000             26,500    26,500        23,500    23,500
                                                      ---------------------          -------------------     -------------------
            Total Capitalization                         79,821     79,002             42,060    41,707        37,761    37,295
                                                      ---------------------          -------------------     -------------------

Current Liabilities:
  Short-Term Debt                                         1,550          0              1,378         0           172         0
  Accounts Payable                                           77        101                 37        49            40        52
  Due to Affiliates                                       8,226     10,280              4,404     5,444         3,822     4,836
  Dividends Declared and Payable                            546        531                251       237           295       294
  Refundable Customer Deposits                            1,114      1,056                702       675           412       381
  Taxes Payable (Refundable)                               (243)     2,086                 47       846          (290)    1,240
  Interest Payable                                          581        581                317       317           264       264
  Other Current Liabilities                                 390        435                136       187           254       248
                                                      ---------------------          -------------------     -------------------
            Total Current Liabilities                    12,241     15,070              7,272     7,755         4,969     7,315
                                                      ---------------------          -------------------     -------------------

Noncurrent Liabilities:
  Unamortized Investment Tax Credit                           4         38                  4        38
  Construction Advances                                     594        553                339       341           255       212
  Other Noncurrent Liabilities                            1,749      1,254                470       201         1,279     1,053
                                                      ---------------------          -------------------     -------------------
            Total Noncurrent Liabilities                  2,347      1,845                813       580         1,534     1,265
                                                      ---------------------          -------------------     -------------------
Deferred Income Taxes                                    17,638     19,004              9,612    10,300         8,026     8,704
                                                      ---------------------          -------------------     -------------------
            TOTAL                                     $ 112,047  $ 114,921           $ 59,757  $ 60,342      $ 52,290  $ 54,579
                                                      =====================          ===================     ===================

                                            Unitil Energy Systems, Inc.
                                          CONDENSED STATEMENTS OF EARNINGS
                                 (000's Except Common Shares and Per Share Data)
                                                     (UNAUDITED)


                                                    Proforma
                                                  Unitil Energy             Exeter and Hampton                 Concord
                                                   Systems, Inc.             Electric Company              Electric Company
                                                Twelve Months Ended         Twelve Months Ended           Twelve Months Ended
                                                     June 30,                    June 30,                       June 30,
                                              ----------------------       ----------------------       ----------------------
                                                  2002       2001              2002       2001              2002       2001
                                              ----------------------       ----------------------       ----------------------

Operating Revenues                            $  110,316  $ 114,803        $   58,053  $  59,849        $   52,263  $  54,954
                                              ----------------------       ----------------------       ----------------------
Operating Expenses:
  Purchased Power                                 87,218     92,163            46,272     48,356            40,946     43,807
  Operating Expenses, Other                        6,501      6,286             3,417      3,231             3,084      3,055
  Maintenance                                      1,321      1,260               722        628               599        632
  Depreciation and Amortization                    4,636      3,971             2,580      2,216             2,056      1,755
  Provisions for Taxes:                                -          -
    Local Property and Other                       2,114      2,855               946      1,462             1,168      1,393
    Federal and State Income                       1,521      1,318               633        556               888        762
                                              ----------------------       ----------------------       ----------------------
          Total Operating Expense                103,311    107,853            54,570     56,449            48,741     51,404
                                              ----------------------       ----------------------       ----------------------

Operating Income                                   7,005      6,950             3,483      3,400             3,522      3,550
  Non-operating (Income) Expense                      70        109                34         49                36         60
                                              ----------------------       ----------------------       ----------------------

Income Before Interest Expense                     6,935      6,841             3,449      3,351             3,486      3,490
  Interest Expense, Net                            3,945      3,429             2,107      1,800             1,838      1,629
                                              ----------------------       ----------------------       ----------------------

Net Income                                         2,990      3,412             1,342      1,551             1,648      1,861
  Less Dividends on Preferred Stock                  107        108                75         76                32         32
                                              ----------------------       ----------------------       ----------------------

Net Income Applicable to Common Stock         $    2,883  $   3,304        $    1,267  $   1,475        $    1,616  $   1,829
                                              ======================       ======================       ======================


Average Common Shares Outstanding                326,745    326,745           195,000    195,000           131,745    131,745

Earnings per Common Share                          $8.82     $10.11             $6.50      $7.57            $12.27     $13.89

Dividends Declared per share of Common Stock       $6.30      $4.82             $4.65      $3.68             $8.73      $6.50
